UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2012

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1370 Avenue of the Americas, Suite 902
New York, New York 10019
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (858) 699-8313.

One E-Commerce Corporation
(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 20, 2012, Islet Sciences, Inc., a Nevada corporation (formerly One E-Commerce Corporation, the “Company”) consummated a private placement of an aggregate of 2,578,922 shares its common stock, par value $0.001 per share (“Common Stock”), for gross proceeds of $1,160,515 at a per share price of $0.45 pursuant to a series of subscription agreements with a number of accredited investors including the Company’s director George Todaro. The investors in the private placement were also issued for no additional consideration warrants to purchase 1,289,461 shares of Common Stock at an exercise price of $1.00 per share.

The subscription agreements contain representations and warranties of the Company and the investors which are customary for transactions of this type. It also obligates the parties to the agreements to indemnify each other for any losses arising out of any breach of the agreement or failure by such party to perform with respect to the representations, warranties or covenants contained in the agreement. The Company also granted to the investors piggy-back registration rights for their shares if the Company files a registration statement relating to an offering for its own account or the account of others of any of its equity securities (other than for an underwritten offering or on Form S-4 or Form S-8), provided that none of the shares may be sold at that time under Rule 144 under the Securities Act of 1933, as amended.

The foregoing description of the subscription agreements is qualified in its entirety by the text of the subscription agreement annexed hereto.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

Reference is made to Item 1.01. The issuance of the Company’s securities described herein was effectuated pursuant to the exemption from the registration requirements of the 1933 Act provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description

4.1	Form of Warrant.

10.1	Form of Subscription Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: March 21, 2012	By:	/s/ John Steel
John Steel
Chief Executive Officer

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